UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2015

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 22, 2015 Great Basin Scientific, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (“FDA”) has granted clearance for its molecular diagnostic test for Group B Streptococcus (“GBS”). This is the Company’s second assay to be cleared by the FDA. The Company’s first test, for Clostridium difficile, or C. diff, was approved in May 2012. The Company plans to launch the GBS assay commercially in the second quarter of 2015.

Forward-Looking Statements

Certain statements in this current report on Form 8-K may be deemed to be forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the statement regarding our plan to launch the GBS assay commercially. Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially. These risk and uncertainties include, but are not limited to: (i) our limited operating history and history or losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company's filings with the Securities and Exchange Commission, including the risks set forth in the Company's Annual Report on Form 10-K for the year-ended December 31, 2014. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: April 22, 2015	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer